UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 26, 2020

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	IPHI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01          Regulation FD Disclosure.

On March 26, 2020 the Company participated in a virtual fireside chat with Stifel Financial Corp. to discuss general business conditions. Ford Tamer, President and CEO, John Edmunds, CFO, and Vernon Essi, Jr., Senior Director of IR and Corporate Development, were hosted by Stifel Financial Corp.’s Tore Svanberg. During this discussion, the Company provided its view on the current business environment in which the Company operates, as well as the potential impacts of COVID-19 on the Company’s business.

As announced in the Company’s press release dated March 27, 2020, an audio replay of the virtual fireside chat will be available for thirty days on Inphi’s website at https://www.inphi.com/investors/, the full text of the press release is furnished herewith as Exhibit 99.1.*

 * The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 27, 2020.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 27, 2020

INPHI CORPORATION

By:	/s/ John Edmunds
John Edmunds
Chief Financial Officer